EXHIBIT 99.1

IA GLOBAL ANNOUNCES PROMOTION OF MARK E. SCOTT TO PRESIDENT,
ALAN MARGERISON ASSUMES CHAIRMAN POSITION

TAMPA, FL August 5, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced the promotion of Mark E. Scott to President and Chief Financial Officer.

The company’s Chairman, Alan Margerison, said, “We are pleased to announce the promotion of Mark E. Scott, to President and Chief Financial Officer. Mr. Scott has significant experience in public and growth companies. He will focus on achieving profitability with our Japanese businesses and continue our merger and acquisition strategy.”

Alan Margerison, the previous President and Chief Executive Officer, is resigning from these positions but will retain his role as Chairman and Director of IA Global.  There was no disagreement on any matter related to the Company’s operations, policies or practices that led to Mr. Margerison’s resignation.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the gaming, entertainment and technology areas. We own 60.5% equity interest in Rex Tokyo Co Ltd, which is a supplier and installer of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo supplies such items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko balls and other Pachinko accessory products as well as numerous new Pachinko and slot machines. We own 100% of Global Hotline, Inc, which operates call centers and is a reseller of telephone and broadband lines in Japan.

For further information, contact:

Mark Scott, CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these f forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”